UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 25, 2007
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          As previously announced, on October 25, 2007, Synovus Financial Corp. (“Synovus”) announced that it had entered into an Agreement and Plan of Distribution (the “Plan of Distribution”) with Total System Services, Inc. (“TSYS”) and Columbus Bank and Trust Company, a wholly owned banking subsidiary of Synovus and approximately 80.8% parent of TSYS (“CB&T”). Subject to the terms and conditions of the Plan of Distribution, CB&T will distribute all of its shares of TSYS common stock to Synovus and then Synovus will distribute all of those shares to Synovus shareholders, after which distributions TSYS will become a fully independent, publicly owned company (the “spin-off”). Prior to the spin-off, and in accordance with the Plan of Distribution, TSYS is expected to pay a one-time aggregate cash dividend of $600 million (the “special dividend”) to all TSYS shareholders, including (indirectly) Synovus. The special dividend is expected to be funded by a combination of TSYS’ cash on hand and a credit facility expected to be entered into by TSYS prior to the spin-off.
          In addition and pursuant to the Plan of Distribution, Synovus will, prior to TSYS declaring the special dividend and Synovus declaring the distribution of TSYS common stock in the spin-off, enter into several other agreements with TSYS and/or CB&T to effect the special dividend and the spin-off and provide a framework for the relationships between Synovus, CB&T and TSYS after the spin-off. These agreements include:
•	the Employee Matters Agreement,

•	the Transition Services Agreement,

•	the Tax Sharing Agreement,

•	the Indemnification and Insurance Matters Agreement, and

•	the Master Confidential Disclosure Agreement.
          The terms of the special dividend, the spin-off, and the agreements entered, or to be entered, into in connection therewith, were negotiated, reviewed, and recommended for approval by the special committees of each of Synovus, TSYS and, to the extent applicable, CB&T, and were subsequently approved by Synovus’ Board of Directors, TSYS’ Board of Directors and, to the extent applicable, CB&T’s Board of Directors.
Plan of Distribution
          The following summary of the Plan of Distribution is qualified in its entirety by the full text of the Plan of Distribution, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Plan of Distribution sets forth Synovus’ agreements with CB&T and TSYS regarding the principal transactions necessary to separate TSYS from Synovus, in particular, by TSYS paying the special dividend in an aggregate amount of $600 million to all TSYS shareholders (including to Synovus indirectly) and by Synovus distributing all the TSYS shares it holds to Synovus shareholders. It also sets forth other agreements that will govern certain aspects of the relationships between Synovus, TSYS and CB&T once Synovus has effectuated the spin-off of TSYS. The Plan of Distribution sets forth certain conditions that must be satisfied before the Board of Directors of each party meets to set the record date for the special dividend and the distribution of TSYS shares from CB&T to Synovus and, following that distribution, from Synovus to Synovus shareholders. The spin-off of TSYS from Synovus will become effective upon the distribution of TSYS shares to Synovus shareholders and is expected to occur on December 31, 2007.
The Distribution
          The Plan of Distribution governs the rights and obligations of the parties regarding the proposed spin-off transaction. In summary, once all conditions to the spin-off have been satisfied, TSYS will pay the special dividend to all of its shareholders as of the record date, including Synovus (indirectly) and, immediately following the same time as TSYS pays the special dividend to its shareholders, CB&T will distribute all of the shares of TSYS common stock held by it to Synovus, and Synovus will then distribute these shares to Synovus shareholders.
          The Plan of Distribution contemplates two “stages” prior to the declaration of the special dividend and the spin-off. The “first stage” runs from the date of execution of the Plan of Distribution until the satisfaction (or waiver) of certain conditions to each party’s obligation to proceed with the spin-off. The “second stage” runs from the completion of “first stage” until the Board of Directors (or designated committee thereof) of each party meets to consider authorizing and declaring the special dividend and the spin-off. Upon completion of the “first stage”, the parties will arrange meetings of their respective Boards of Directors (or properly designated committees thereof). Upon completion of the “second stage”, each Board of Directors (or committee thereof) will meet to consider, declare and authorize (i) in the case of the TSYS Board of Directors (or committee thereof), the special dividend; (ii) in the case of the CB&T Board of Directors (or committee thereof), the distribution of all of the shares of TSYS common stock held by it to Synovus and (iii) in the case of the Synovus Board of Directors (or committee thereof), the distribution of all of the shares of TSYS common stock, transferred to it by CB&T, to Synovus shareholders.
          The conditions for the “first stage” of the special dividend and the spin-off include the following:
•	TSYS shareholder approval of amendments to the TSYS Articles of Incorporation and Bylaws (note that CB&T has already agreed to vote its 80.8% interest in TSYS common stock in favor of the amendments);

•	obtaining all material governmental approvals necessary to consummate the spin-off, including the approval of the spin-off by the Georgia Department of Banking and Finance; and

•	there being no legal restraint or prohibition preventing the consummation of the spin-off or any other transaction related to the spin-off being in effect.

          The conditions for the “second stage” of the special dividend and the spin-off include the following:
•	each Board of Directors (or designated committee thereof) of TSYS and Synovus has made the determination required to be made by it under the Georgia Business Corporations Code (the “GBCC”) in order to declare the dividend and the spin-off;

•	Synovus’ receipt of a tax opinion from King & Spalding LLP;

•	execution and delivery of the ancillary agreements described below;

•	obtaining all material government approvals necessary to consummate the spin-off, including the approval of the spin-off by the Georgia Department of Banking and Finance; and

•	there being no legal restraint or prohibition preventing the consummation of the spin-off or any other transaction related to the spin-off being in effect.
Exchange of Information
          The parties will agree to provide each other with information reasonably necessary to comply with reporting, disclosure or filing requirements of governmental authorities, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, claims, litigation or similar requests, business or legal related. The parties will agree to certain record retention and production procedures and agree to cooperate in any litigation as described below. After the spin-off, each party will agree to maintain, at its own cost and expense, adequate systems and controls for its business to the extent reasonably necessary to allow the other parties to satisfy their reporting, accounting, audit and other obligations. Each party also will agree to provide to another party, upon request, all financial and other data and information that the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings. Each party will agree to use its reasonable commercial efforts to make available to the other parties its current, former and future directors, officers, employees and other personnel or agents who may be used as witnesses and books, records and other documents which may reasonably be required in connection with legal, administrative or other proceedings.
Expenses
          Except as otherwise provided in any ancillary agreement, Synovus will pay all expenses incurred in connection with the printing and delivery of the Information Statement required to be delivered by Synovus to its shareholders who will receive shares of TSYS common stock in the spin-off or incurred by a transfer agent in connection with the spin-off. TSYS will pay all costs incurred in connection with the printing and delivery of the TSYS Proxy Statement or incurred by a transfer agent in connection with the special dividend. All other costs and expenses incurred in connection with the transaction will be paid by the party incurring the expense.

Dispute Resolution
          Except as otherwise provided in the Tax Sharing Agreement, in the event of any dispute arising out of the Plan of Distribution or any other ancillary agreement, the parties will negotiate for a reasonable period of time to resolve any disputes among the parties. If the parties are unable to resolve disputes in this manner, the disputes will be resolved through mediation and then binding arbitration.
Non-Solicitation
          TSYS, on one hand, and Synovus and its subsidiaries, on the other, will agree to refrain from directly soliciting or recruiting employees of the other party who are employed by such party as of the date of the Plan of Distribution or immediately after the spin-off date without the other party’s prior written consent for the period beginning on the date of the Plan of Distribution and ending one year after the spin-off date. However, this prohibition does not apply to general recruitment efforts carried out through public or general solicitation.
Trademarks
          From and after the spin-off, TSYS will promptly, but in any event no later than 12 months following the spin-off date, cease using the trademarks and other intellectual property allocated to Synovus and CB&T. Each of Synovus and CB&T will promptly, but in any event no later than 12 months following the spin-off date, cease using the trademarks and other intellectual property allocated to TSYS.
Termination
          The Plan of Distribution and any ancillary agreements may be terminated or the spin-off may be abandoned, in each case, at any time prior to the effective time by (i) an agreement in writing signed by the parties; (ii) either Synovus or TSYS if its Board of Directors determines in good faith (a) based on any change in facts, events or circumstances occurring after the date of the Plan of Distribution, that it is in the best interests of its shareholders to abandon the special dividend and/or the distributions by Synovus and CB&T, as the case may be, or (b) that a declaration of the special dividend by TSYS, or the distribution by Synovus, as the case may be, would violate the applicable provisions of the GBCC; (iii) CB&T if its Board of Directors determines in good faith that the distribution by CB&T would violate the applicable provisions of the Financial Institutions Code of Georgia; (iv) either Synovus or TSYS if the declaration date for the spin-off has not occurred by February 29, 2008; or (v) either Synovus or TSYS if an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the special dividend or the spin-off shall be in effect and shall have become final and non-appealable.

Employee Matters Agreement
          The following summary of the Employee Matters Agreement is qualified in its entirety by the full text of the Form of Employee Matters Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Synovus will enter into an Employee Matters Agreement with TSYS prior to the spin-off that will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the spin-off including, without limitation, the treatment of existing health and welfare benefit plans, savings plans, equity-based plans, and deferred compensation plans and TSYS’ establishment of new plans. In connection with the spin-off, TSYS initially expects to adopt, for the benefit of its employees, a variety of compensation and employee benefits plans that are generally comparable in the aggregate to those provided to employees immediately prior to the spin-off. Once TSYS establishes its own compensation and benefits plans, TSYS reserves the right to amend, modify or terminate each such plan in accordance with the terms of that plan. However, in general, through December 31, 2008, each TSYS plan will have substantially similar provisions as the comparable Synovus plan. With certain possible exceptions, the Employee Matters Agreement will provide that as of the close of the spin-off, TSYS employees will generally cease to be active participants in, and TSYS will generally cease to be a participating employer in, the benefit plans and programs maintained by Synovus. As of such time, TSYS employees will generally become eligible to participate in all of TSYS’ applicable plans. In general, TSYS will credit each of its employees with his or her service with Synovus prior to the spin-off for all purposes under plans maintained by TSYS, to the extent the corresponding Synovus plans give credit for such service and such crediting does not result in a duplication of benefits.
          The Employee Matters Agreement will provide that as of the spin-off date, except as specifically provided therein, TSYS generally will assume, retain and be liable for all wages, salaries, welfare, incentive compensation and employee-related obligations and liabilities for all current and former employees of its business. Except as provided in the Employee Matters Agreement, Synovus will generally retain responsibility for, and will pay and be liable for, all wages, salaries, welfare, incentive compensation and employment-related obligations and liabilities with respect to former employees not associated with TSYS’ business and current employees who are not otherwise transferred to employment with TSYS in connection with the spin-off. The Employee Matters Agreement will also provide for the transfer of assets and liabilities relating to the pre-distribution participation of TSYS employees and former employees of TSYS’ business in various Synovus retirement, welfare, incentive compensation and employee benefit plans from such plans to the applicable plans TSYS adopts for the benefit of TSYS employees.
          The Employee Matters Agreement also addresses employees who transfer from Synovus to TSYS or from TSYS to Synovus during the year following the spin-off date.
401(k) and Other Savings Plans
          The Employee Matters Agreement provides that TSYS will establish effective January 1, 2008, new TSYS 401(k), profit sharing and money purchase pension plans. As soon as reasonably practicable, the plans will assume the plan accounts, including all assets and liabilities, of current TSYS employees under the corresponding Synovus plans.
Health and Welfare Plans
          The Employee Matters Agreement provides that not later than the spin-off date, TSYS will establish employee and retiree health care plans and cease to participate in Synovus’ health care plans. Effective as of the spin-off date, TSYS generally will assume all liabilities under the Synovus health care and welfare plans for claims incurred by current and former TSYS employees. A portion of the assets in the trust Synovus maintains to fund the employee and retiree health care plans will be transferred to a corresponding trust to be established by TSYS, as provided in the Employee Matters Agreement. TSYS also will establish a long-term disability plan and comply with workers’ compensation requirements.
Deferred Compensation
          Effective as of January 1, 2008, TSYS will establish a TSYS deferred compensation plan for the benefit of individuals who are current or former TSYS employees. TSYS will assume all responsibilities and obligations relating to such individuals under its newly established deferred compensation plan. TSYS also will establish a grantor (“rabbi”) trust to hold all contributions and earnings credited pursuant to the TSYS deferred compensation plan. Not later than 30 days following the spin-off date, Synovus will transfer assets to the TSYS grantor trust equal to the liabilities under the Synovus deferred compensation plan with respect to TSYS participants.
Synovus Equity Awards
          The Employee Matters Agreement provides that each outstanding Synovus stock option that is held as of the spin-off date by a current or former TSYS employee will be converted into TSYS options for those holders who are current or former TSYS employees on the spin-off date and that the award otherwise will continue to be governed by the same terms and conditions of the existing Synovus option. Any Synovus stock option held by a person who is not a current or former TSYS employee as of the spin-off date will continue to be an option to purchase Synovus shares, but the option will be equitably adjusted to reflect the change in Synovus’ enterprise value by reason of the spin-off. TSYS stock options will be subject, on a reciprocal basis, to the same treatment described above with respect to Synovus options. TSYS and Synovus will be responsible for settling their own respective awards, and the employer of the holder at the time of settlement will be entitled to any resulting tax deduction.
          Each holder of a share of restricted Synovus stock at the time of the spin-off will continue to hold such share and, in addition, will receive a dividend of TSYS common stock the same as other holders of Synovus shares. The restricted Synovus stock and TSYS common stock received in the spin-off will be subject to the same vesting conditions that applied to the restricted Synovus share immediately before the spin-off.
Transition Services Agreement
          The following summary of the Transition Services Agreement is qualified in its entirety by the full text of the Form of Transition Services Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Synovus will enter into a Transition Services Agreement with TSYS prior to the spin-off under which Synovus and TSYS will agree to provide certain services to each other for a specified period following the spin-off. The services to be provided may include services regarding business continuity and management, including services relating to human resources and employee benefits, payroll, corporate legal and travel services, corporate communications and investor relations services, tax and finance support services, telecommunications services and information technology services.
          The recipient of any services will generally pay an agreed upon service charge and reimburse the provider any out of pocket expenses, including the cost of any third party consents required. The Transition Services Agreement will require services to be provided until the earlier to occur of (i) the last expiration date of scheduled service; (ii) the termination of such service upon 30 days notice from the party receiving the service that it has no further need for such service or (iii) the termination of such service due to a force majeure event continuing for more than 30 consecutive days.
Tax Sharing Agreement
          The following summary of the Tax Sharing Agreement is qualified in its entirety by the full text of the Form of Tax Sharing Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. Synovus, CB&T and TSYS will enter into a Tax Sharing Agreement that generally will govern each party’s respective rights, responsibilities and obligations after the spin-off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the spin-off to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code (the “Code”) (including as a result of Section 355(e) of the Code). Under the Tax Sharing Agreement, Synovus expects that, subject to certain exceptions, Synovus and TSYS generally will be responsible for the payment of all income and non-income taxes attributable to their respective operations, and the operations of their respective direct and indirect subsidiaries, whether or not such tax liability is reflected on a consolidated or combined tax return filed by Synovus.
          Notwithstanding the foregoing, Synovus expects that, under the Tax Sharing Agreement, Synovus generally will be responsible for 100% of certain taxes that arise from the failure of the spin-off to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Code, to the extent that such failure to qualify is attributable solely to actions, events or transactions relating to Synovus’ stock, assets or business, or a breach of the relevant representations or covenants made by Synovus in the Tax Sharing Agreement. Similarly, TSYS generally will be responsible for 100% of certain taxes that arise from the failure of the spin-off to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Code, to the extent that such failure to qualify is attributable solely to actions, events or transactions relating to TSYS’ stock, assets or business, or a breach of the relevant representations or covenants made by TSYS in the Tax Sharing Agreement. Synovus and TSYS each generally will be responsible for 50% of certain taxes that arise from the failure of the spin-off to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Code, if such failure is for any reason for which neither TSYS nor Synovus is solely responsible. The Tax Sharing Agreement also is expected to impose restrictions on TSYS’ and Synovus’ respective abilities to engage in certain actions following TSYS’ separation from Synovus and to set forth the respective obligations of Synovus and TSYS with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.
Restrictions in Connection with the Tax Treatment of the Distribution
          Under the Tax Sharing Agreement, Synovus and TSYS have agreed not to take any actions that would result in any tax being imposed on the spin-off. More specifically, for a specified period following the spin-off, Synovus has agreed not to take any of the following actions without the prior written consent of TSYS (which may not be withheld if Synovus provides a tax opinion or other satisfactory evidence to TSYS that the proposed action will not cause the spin-off to become taxable):
•	voluntarily liquidate or partially liquidate, including by way of merger or consolidation, any Synovus affiliate, other than Synovus or CB&T;

•	voluntarily liquidate or partially liquidate Synovus or CB&T;

•	cause or permit Synovus to cease to engage in the active conduct of the businesses conducted by Synovus and its affiliates as of the spin-off date;

•	dispose of the capital stock of CB&T or permit CB&T to cease to engage in the active conduct of the businesses conducted by CB&T as of the spin-off date; or

•	sell, transfer, or otherwise dispose of Synovus’ or CB&T’s assets that, in the aggregate, constitute more than 50% of such entity’s gross assets, excluding any sales conducted in the ordinary course of business.

Georgia Income Tax Credits
          Historically, TSYS has assigned certain Georgia income tax credits to Synovus, and Synovus has paid TSYS the full amount by which its net federal and state income tax liability was reduced by its use of the credits. Georgia state law permits TSYS under certain circumstances to continue to assign certain Georgia income tax credits to Synovus for a ten-year period following the spin-off. Synovus will pay TSYS 75% of the amount by which Synovus’ use of credits assigned to Synovus by TSYS after the spin-off reduces Synovus’ net federal and state income tax liability.
Indemnification and Insurance Matters Agreement
          The following summary of the Indemnification and Insurance Matters Agreement is qualified in its entirety by the full text of the Form of Indemnification and Insurance Matters Agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference. Synovus will enter into an Indemnification and Insurance Matters Agreement with TSYS which sets forth the terms on which the parties will release each other from certain acts or omissions occurring prior to the spin-off and indemnify each other in respect of certain losses arising out of a party’s business or breach of the Plan of Distribution or any ancillary agreement. The Indemnification and Insurance Matters Agreement also regulates the obligations of the parties with respect to the ongoing insurance arrangements.
Release of Pre-Distribution Date Claims
          Effective as of the spin-off date, Synovus will release TSYS and its affiliates, agents, successors and assigns, and TSYS will release Synovus, and Synovus’ affiliates, agents, successors and assigns, from any liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the spin-off date. This provision will not impair either party from enforcing the Plan of Distribution, any ancillary agreement or any arrangement specified in such agreements.
General Indemnification Provisions
          Synovus will indemnify TSYS and its affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the Tax Sharing Agreement) arising from Synovus’ business and any breach by Synovus of the Plan of Distribution or any of the ancillary agreements.
          TSYS will indemnify Synovus and Synovus’ affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the Tax Sharing Agreement) arising from TSYS’ business and any breach by TSYS of the Plan of Distribution or any of the ancillary agreements.

Insurance Matters
          After the spin-off, TSYS will retain its rights to insurance under its own policies and shared policies with Synovus for liabilities occurring prior to the spin-off in connection with the conduct of TSYS’ business or a claim which is made against TSYS regarding the conduct of Synovus’ business. The Indemnification and Insurance Matters Agreement will contain provisions governing the recovery by and payment to TSYS of insurance proceeds related to TSYS’ business and arising on or prior to the spin-off date and TSYS’ insurance coverage. The parties will agree to procure for the benefit of each other, run-off directors and officers liability insurance for a six-year period from the date of the spin-off.
Master Confidential Disclosure Agreement
          The following summary of the Master Confidential Disclosure Agreement is qualified in its entirety to the full text of the Form of Master Confidential Disclosure Agreement, filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference. Synovus will enter into a Master Confidential Disclosure Agreement with TSYS which sets forth the terms on which, after the spin-off, each party may, subject to certain limitations, use and disclose to third-parties the confidential information of the other party. Confidential information may only be used by the receiving party, its representatives or sublicensees to perform its obligations and exercise its rights under the Plan of Distribution and ancillary agreements. The confidentiality restrictions apply for five years after the later of the spin-off and the date of disclosure, with the exception of trade secrets, as defined by the Georgia Trade Secrets Act, which are protected for as long as they remain trade secrets.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective October 25, 2007, the Board of Directors of Synovus unanimously approved an amendment to Article III, Section 11 of Synovus’ Bylaws, as amended. Formerly, Article III, Section 11 of Synovus’ Bylaws contained a provision regarding the Board of Directors’ right to authorize distributions to Synovus’ shareholders that closely resembled the former distribution provisions of the GBCC set forth in former Section 14-2-90. These former GBCC rules limiting dividends to earned surplus or current earnings were eliminated from the GBCC with the adoption of Section 14-2-640. The amendment brings Synovus’ Bylaws in conformity with Section 14-2-640 of the GBCC, which generally permits the board of directors of a corporation to make a distribution to its shareholders if the corporation will be able to pay its debts as they become due in the ordinary course of business after making the distribution and if the corporation’s total assets would be greater than or equal to the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The above summary is qualified in its entirety by reference to the full text of Synovus’ Bylaws as filed with the Securities and Exchange Commission as an exhibit to Synovus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and the Amendment to the Bylaws of Synovus, filed as Exhibit 3.1 to this Current Report on Form 8-K. The full text of each of these documents is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Distribution, dated as of October 25, 2007, by and among Synovus Financial Corp., Columbus Bank and Trust Company and Total System Services, Inc.

3.1	Amendment to the Bylaws of Synovus Financial Corp.

10.1	Form of Employee Matters Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Tax Sharing Agreement

10.4	Form of Indemnification and Insurance Matters Agreement

10.5	Form of Master Confidential Disclosure Agreement

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated:	October 25, 2007	By:	/s/ Kathleen Moates

Kathleen Moates
Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Distribution, dated as of October 25, 2007, by and among Synovus Financial Corp., Columbus Bank and Trust Company and Total System Services, Inc.

3.1	Amendment to the Bylaws of Synovus Financial Corp.

10.1	Form of Employee Matters Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Tax Sharing Agreement

10.4	Form of Indemnification and Insurance Matters Agreement

10.5	Form of Master Confidential Disclosure Agreement